Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion and incorporation by reference in Kodiak Oil & Gas Corp.’s (the “Company”) Registration Statement on Form S-4 (the “Registration Statement”) of the information regarding our reserves estimates and related future net cash flows and present values, including the estimates of the oil and gas reserves of the Company and related future net cash flows and present values thereof as of December 31, 2012, December 31, 2011, and December 31, 2010,  included in the Company’s Annual Report on Form 10-K, and to the use in the Registration Statement of our reports and the information derived from such reports relating to such information.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus and Prospectus Supplements, if any, that form a part of the Registration Statement.

NETHERLAND SEWELL & ASSOCIATES LLP

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
September 20, 2013